UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2025

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 3, 2025, Packaging Corporation of America (the “Company”) approved and announced a plan to permanently shut down the No. 2 paper machine and kraft pulping facilities at its Wallula, Washington containerboard mill. The Company will continue to operate the No. 3 paper machine and recycled pulping facilities at the mill. These actions are expected to be completed by the end of the first quarter of 2026.

The Company estimates that these actions will result in pre-tax restructuring charges of $205 million, substantially all of which will be recorded in the fourth quarter of 2025 and first quarter of 2026. These charges include approximately $165 million of non-cash impairment and accelerated depreciation charges and $40 million of cash charges for contract termination, severance, and other charges. The Company expects a reduction in headcount of approximately 200 positions.

The press release making such announcement is filed herewith as Exhibit 99.1 and incorporated by reference into this Item 2.05.

Item 2.06.	Material Impairments.

The disclosure included under Item 2.05 is incorporated by reference into this Item 2.06.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued on December 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Executive Vice President and Chief Financial Officer

Date: December 4, 2025